EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 11, 2005

CHAMPION SETTLES MISSISSIPPI LAWSUIT

HUNTINGTON, WV-- Champion Industries, Inc. (NASDAQ/CHMP) today announced that is has entered into an agreement to settle all claims in a Mississippi lawsuit asserting that Champion and its Dallas Printing Company, Inc. subsidiary had engaged in unfair competition and other wrongful acts in hiring certain employees of National Forms & Systems Group, Inc.

    Following trial of this matter, titled National Forms & Systems Group, Inc. v. Timothy V. Ross; Todd Ross and Champion Industries, Inc.; and Timothy V. Ross v. National Forms & Systems Group, Inc. and Mickey McCardle; in the Circuit Court of the First Judicial District of Hinds County, Mississippi; Case No. 251-00-942-CIV, on February 16, 2002, a jury had awarded plaintiff $1,745,000 in actual damages and $750,000 in punitive damages. Additionally, the trial court had granted plaintiff $645,119 in attorney fees and expenses, and ordered that interest on the amount of the jury award accrue from February 22, 2002.

Champion successfully appealed the jury award and attorney fee and expense award in both the Court of Appeals of the State of Mississippi and the Supreme Court of Mississippi, with the appellate courts’ rulings having the effect of reversing the jury’s award of damages and the trial court’s award of attorney fees and expenses, and granting a new trial on plaintiff’s claims.

Terms of the settlement call for all parties’ claims to be dismissed with prejudice, as fully compromised and released. Champion has paid plaintiff $440,000 cash and will forego collection of and release its $60,276 cost judgment awarded as a result of the reversal on appeal.

Marshall T. Reynolds, Chairman of the Board of Directors and Chief Executive Officer of Champion, remarked that “While we feel that our position in this dispute was well founded, the uncertainty of the outcome upon retrial and the anticipated expense associated with a new trial dictated that we seek a reasonable compromise. We believe that we have attained that goal.”

    Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing and Syscan (West Virginia and Kentucky), Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia), The Merten Company (Ohio), Smith & Butterfield (Indiana and Kentucky), Consolidated Graphics (Louisiana), Dallas Printing (Mississippi), Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey), Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).

Certain Statements contained in this release, including without limitation statements including the word "believes", "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Todd R. Fry, Chief Financial Officer at 304-528-5492